EXHIBIT 10.24
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.
Warrant No. N-00__
Warrant to Purchase

of Common stock of
NGTV
(Void Five Years After Issuance)
     This certifies that                    , or its assigns (the “Holder”), for value received, is entitled to purchase from NGTV, a California corporation (the “Company”), subject to the terms set forth below, the number of shares equal to $                     divided by the Exercise Price of fully paid and nonassessable shares (subject to adjustment as provided herein) of the Common Stock of the Company (the “Warrant Shares”) for cash at a per share price equal to: (i) two-thirds of the per unit price in the Company’s initial public offering (“IPO”) of the Company’s Common Stock, if the Company’s IPO occurs prior to August 13, 2006 or (ii) one-half of the per unit price in the Company’s IPO, if the Company’s IPO occurs on or after August 13, 2006 (the “Exercise Price”), subject to the provisions of Section 1.1 and Section 3 of this Warrant, at any time or from time to time up to and including 5:00 p.m. (Pacific Standard Time) on April 18, 2011, such day being referred to herein as the “Expiration Date,” upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Exercise attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant; with any such adjustments having a corresponding effect on the number of shares issuable on exercise of this Warrant. As used herein, the term “Common Stock” shall mean the Company’s presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles of Incorporation. This Warrant is issued pursuant to that certain Note in the amount of                     dollars ($                    ) dated April ___, 2006 between the Company and the Holder, and is issued subject to the following terms and conditions:

     1. Exercise, Issuance of Certificates, Reduction in Number of Warrant Shares.
          1.1 General. This Warrant may not be exercised until April ___, 2007 (the “Vesting Date”), which Vesting Date shall be accelerated to the date on which an event as described in Section 3.2 or 3.3 below shall have occurred. Following the Vesting Date, this Warrant is exercisable at the option of the Holder of record on or prior to the Expiration Date, at any time or from time to time in whole or in part (but not for a fraction of a share). The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Exercise delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of the Holder.
          1.2 Non-Cash Exercise. (a) Provided there is not an effective registration statement, which shall remain effective on or after the Vesting Date for a period of at least 90 days, covering the resale of the Warrant Shares commencing within twelve (12) months from the date hereof, in lieu of payment in cash, the rights represented by this Warrant may also be exercised by delivery of the Form of Exercise attached hereto, providing for the non-cash exercise of this Warrant for the Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised), specifying that this non-cash exercise election has been made, and the net number of Shares to be issued after giving effect to such non-cash exercise. In the event the Holder makes such election, Company shall issue to the holder a number of shares computed using the following formula:
X = Y(A-B)
      A
     Where:

X =	the number of Warrant Shares to be issued to the holder

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the date of such non-cash exercise)

A =	the Fair Market Value of one share of Common Stock (as of the date of such non-cash exercise)

B =	Exercise Price of one share of Common Stock (as adjusted to the date of such non-cash exercise)

               (b) For purposes of this Warrant, the “Fair Market Value” of one share of the Company’s Common Stock shall be equal to the average of the closing price(s) of the Company’s Common Stock as quoted over the counter or on any exchange on which the Common Stock is listed as such closing prices are reported by Bloomberg Financial for the fifteen trading days (or such lesser number of trading days as the stock may have been actually trading) ending on the day prior to the date of determination of Fair Market Value. Notwithstanding the foregoing, if the Warrant is exercised in connection with a merger or sale of all or substantially all of the Company’s assets, Fair Market Value shall mean the value that would have been allocable to or received in respect of a Warrant Share had the Warrant been exercised prior to such merger or sale. If the Common Stock is not traded Over-the-Counter or on an exchange, or if the Warrant is not exercised in connection with a merger or sale of all or substantially all of its assets, the Fair Market Value shall be determined in good faith by the Company’s Board of Directors. If the Holder hereof does not agree with the determination of Fair Market Value as determined by the Company’s Board of Directors, the Company and the Holder hereof shall negotiate an appropriate Fair Market Value. If after ten (10) days, the Company and the Holder cannot agree, then the Holder may request that the Fair Market Value be determined by an investment banker of national reputation selected by the Holder and reasonably acceptable to the Company. The fees and expenses of such investment banker shall be borne by the Company unless the Fair Market Value determined by such investment banker is equal to or less than the Fair Market Value as determined by the Company, in which event the fees and expenses of such investment banker shall be borne by the Holder.
          1.3 Record Ownership. To the extent permitted by applicable law, the person in whose name any certificate for shares of Common Stock or other evidence of ownership of any other security is issued upon exercise or exchange of the Warrant shall for all purposes be deemed to have become the holder of record of such shares or other security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 1.6 of this Warrant applies, to the consummation of a transaction upon which such exercise is conditioned), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such person.
          1.4 Approvals. If any securities constituting Warrant Shares or any portion thereof to be issued upon exercise or exchange of the Warrant require registration or approval under any applicable law, or require listing on any national securities exchange or national market system before such securities may be so issued, the Company will as expeditiously as possible cause such securities to be registered, approved or listed, as applicable. The Company may suspend the exercise of the Warrant for the period during which such registration, approval or listing is required but not in effect.
          1.5 Conditional Exercise or Exchange. Any form of exercise or exchange form delivered under Sections 1.1 or 11.2 may condition the exercise or exchange of this Warrant on the consummation of a transaction being undertaken by the Company or the Holder, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely it shall be deemed to have occurred on the date of delivery (the “Delivery Date”) of the exercise or exchange form. If any exercise of the Warrant is so conditioned, then, subject to delivery of the items required by Sections 1.1 and 2 of this Warrant, the Company shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as the Holder shall direct as required in connection with the consummation of such transaction upon which the exercise is conditioned. At any time that the Holder shall give notice to the Company that such transaction has been abandoned or that the Holder has withdrawn from participation in such transaction, the Company shall return the items delivered pursuant to Sections 1.1 and 2 of this Warrant, and the Holder’s election to exercise the Warrant shall be deemed rescinded.
          1.6 Regulatory Problem. The Holder shall not exercise or exchange the Warrant for shares of Common Stock if after giving effect to such exercise or exchange the Holder reasonably determines that such exercise would violate any law or regulation or any requirement of any governmental authority applicable to Holder or his affiliates.
     2. Shares to be Fully Paid. The Company covenants and agrees that all Warrant Shares, will, upon issuance and payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.
     3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant, in whole or in part, shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 3.
          3.1 Changes in Common Stock. If, after April 1, 2006 and continuing while any portion of this Warrant remains outstanding, the Company shall (i) combine the outstanding Common Stock into a lesser number of shares, (ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) issue additional Common Stock as a dividend or other distribution with respect to the Common Stock, the number of Warrant Shares shall be equal to the number of shares of Common Stock which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Exercise Price in effect immediately prior to any such combination of Common Stock shall, upon the effectiveness of such combination, be proportionately increased. The Exercise Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend shall upon the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.
          3.2 Reorganizations and Reclassifications. If, after April 1, 2006 and continuing while any portion of this Warrant remains outstanding, there shall occur any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination as provided for in Section 3.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of Common Stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant assuming this Warrant had been exercisable at such time. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of Common Stock or other securities or property thereafter deliverable upon the exercise of this Warrant.
          3.3 Merger, Consolidation or Sale of Assets. If, after April 1, 2006 and continuing while any portion of this Warrant remains outstanding, there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of units or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale (and at a total purchase price not to exceed that payable upon the exercise in full of this Warrant), to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto assuming this Warrant had been exercisable at such time. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 to the end that the provisions of this Section 3 shall be applicable after that event in as nearly equivalent a manner as may be practicable.
          3.4 Certain Anti-Dilution Adjustments. If, after April 1, 2006 and continuing during the periods determined in accordance with (a) and (b) below, provided any portion of this Warrant remains outstanding, the Company shall issue Common Stock (or rights, warrants, or other securities convertible into or exchangeable for Common Stock) other than issuances covered by Sections 3.1, 3.2 or 3.3 above, at a price per share (or having an exercise, conversion, or exchange price per share) less than the Exercise Price in effect as of the date of issuance of such shares of Common Stock or of such rights, warrants, or other convertible or exchangeable securities, then, and in each such case, the Exercise Price shall be reduced (but not increased) to a price equal to: (a) the per share price received by the Company upon such issuance, if such issuance occurs on or before the Company’s IPO or (b) the then current Exercise Price multiplied by the percentage determined by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully-diluted basis; i.e., treating as outstanding all shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding options (to the extent then vested and exercisable), warrants, or other securities exercisable or exchangeable for or convertible into, directly or indirectly, Common Stock) multiplied by the then existing Exercise Price, plus (y) the consideration, if any received by the Company upon such issue, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (determined on a fully-diluted basis as aforesaid) multiplied by the then existing Exercise Price, if such issuance occurs on or before the first anniversary of the Company’s IPO. For the purpose of determining the consideration received by the Company upon any such issuance, if the consideration received by the Company is other than cash, its value will be deemed its fair market value, which if not readily determinable shall be determined in good faith by the Board of Directors of the

Company. An adjustment made pursuant to this paragraph shall be made on the next business day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. Notwithstanding anything contrary in this Section, there shall be no reduction to the Exercise Price pursuant to this Section with respect to (A) the issuance or sale of options to purchase Common Stock to employees, consultants and directors, pursuant to a stock option plan approved by the Board of Directors, (B) securities issued in connection with the Company’s initial public offering of its securities pursuant to a registration statement declared effective by the Securities and Exchange Commission which raises gross proceeds to the Company of at least Twenty-Five Million Dollars ($25,000,000) or any securities issued by the Company thereafter, (C) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities as of the date of this Warrant, (as adjusted for recapitalizations, stock splits, and the like) which are currently outstanding as of the date of this Warrant or (D) the issuance of securities as consideration for a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which involves a third party which is not affiliated with the Company or its current members or in a strategic allowance.
          3.5 No Impairment. The Company will not, by amendment of its Articles of Incorporation or any other organizational or shareholder rights documents of the Company, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
          3.6 Adjustments to Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the exercise price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the shares of Common Stock contained in Sections 3.1 through 3.4, inclusive.
          3.7 No Initial Public Offering. In the event the Company’s IPO has not been completed by the Vesting Date, then the Exercise Price shall be $3.00 per share (subject to adjustment as set forth hereinabove).
          3.8 Certificate of Adjustment. When any adjustment is required to be made in the Exercise Price, the Company shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Delivery of such certificate shall be deemed to be a final and binding determination with respect to such adjustment unless challenged by the Holder within ten (10) days of receipt thereof. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 3.

     4. Registration Rights. NGTV will use its best efforts to cause the Warrant Shares to be registered on an effective registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) , such Registration Statement to be effective on or before the first anniversary of the effectiveness of NGTV’s IPO registration.
          4.1 Certain Definitions. As used in this Section 4, the following terms shall have the following respective meanings:
     “Holder” shall mean the record owner of Registrable Securities.
     The terms “Register” “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.
     “Registrable Securities” shall mean all shares of Common Stock not previously sold to the public and issued to the Holder pursuant to the exercise of this Warrant, or shares of Common Stock issued with respect to such Common Stock pursuant to splits, dividends and similar distributions with respect to such Common Stock.
     “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 4.2 and 4.3 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and the expense of any special audits incident to or required by any such registration, but shall not include Selling Expenses.
     “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement and all expenses of any special counsel for the Holder.
          4.2 Demand Registration.
               (a) Commencing one hundred and eighty (180) days after the Company’s IPO, the Holder may, by written notice (a “Demand Notice”), require that the Company prepare and file with the Securities and Exchange Commission (the “Commission”), on or before the forty-fifth day after receipt of the Demand Notice (the “Filing Deadline”), a Registration Statement to register under the Act all or any portion of the Holder’s Registrable Securities in the manner specified in the Demand Notice.
               (b) The Company shall use its best efforts to register under the Securities Act, in accordance with the method of disposition specified in the Demand Notice, which shall not be an underwritten offering unless agreed to in writing by the Company upon receipt of such Demand Notice, the number of Registrable Securities specified in the Demand Notice. The Company shall be obligated to register Registrable Securities pursuant to Section 4.2(a) on one occasion only; provided that such obligation shall be deemed satisfied only when a Registration Statement covering all Registrable Securities specified in the Demand Notice received as aforesaid, for sale in accordance with the method of disposition specified in the Demand Notice, shall have become effective and remained effective for the period provided in Section 4.2(c).

               (c) Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than ninety days after filing of such Registration Statement (the “Registration Deadline”). The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within three (3) business days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement (or, if the Company would be required to include financial statements more current than those included in its filing with the Commission, three (3) business days after the date on which the Company is required to file an annual report on Form 10-K (or Form 10-KSB) or quarterly report on form 10-Q (or Form 10-QSB), as the case may be, including such updated financial statements, after permitted extension if a Form 12b-25 is timely filed), as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) business days after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement may be immediately sold to the public under Rule 144(k) under the Securities Act or any successor provision (“Rule 144(k)”) (the period beginning on the receipt of the Demand Notice and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).
          4.3 Piggyback Registration. Subject to the terms of this Agreement, in the event the Company decides to Register any shares of its Common Stock for cash (either for its own account or the account of a security holder), other than pursuant to a Registration Statement which exclusively relates to the Registration of securities under the Company’s IPO, an employee stock option, purchase, bonus or other benefit plan, then for so long as the Holder holds Registrable Securities, the Company will: (1) promptly give the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (2) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by the Holder within 10 days after delivery of such written notice from the Company. The right of the Holder to have Registrable Securities included in any Registration Statement shall be conditioned upon the provision by the Holder of any information reasonably requested by the Company within ten (10) days of such request.
          4.4 Underwritten Registration. (a) If the Registration of which the Company gives notice is a Registered public offering, other than the Company’s IPO, involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Subsection 4.2.1. In such event the right of the Holder to Registration shall be conditioned upon such underwriting. The Holder shall, together with the Company, enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Holder shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section.

               (b) Withdrawal in Underwritten Registration. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.
          4.5 Obligations of the Company and the Holder.
               (a) Underwriting Requirements. In connection with any offering involving an underwriting of shares of Common Stock pursuant to Sections 4.2 and 4.3 the Company shall not be required to include any of the Holder’s Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.
               (b) Expenses of Registration. All Registration Expenses incurred in connection with all Registrations pursuant to Sections 4.2 and 4.3 shall be borne by the Company. Selling Expenses to be borne by the holders of the Registrable Securities Registered shall be borne pro rata on the basis of the number of Registrable Securities being Registered.
          4.6 Indemnification.
               (a) Company’s Indemnification of the Holder. The Company will indemnify the Holder, and each of its directors, managers, officers, members, partners or other beneficial owners, and each person controlling the Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Warrant, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities, including reasonable legal fees and expenses (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse the Holder, each of its Managers, officers, members, partners or other beneficial owners, each such underwriter and each person who controls the Holder or underwriter for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 4.6 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by the Holder, underwriter or controlling person and stated to be for use in connection with the offering of securities of the Company.

               (b) The Holder’s Indemnification of Company. The Holder will, if Registrable Securities held by the Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Warrant, indemnify the Company, each of its directors, officers, stockholders, partners or other beneficial owners, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, and each person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages or liabilities, including reasonable legal fees and expenses (or actions in respect thereof), to the extent such claims, losses, damages or liabilities arose out of or based upon any untrue statement (or alleged untrue statement) of a material fact furnished in writing by the Holder or on the Holder’s behalf expressly for use in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder and relating to action or inaction required of the Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Managers, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that the Holders’ liability under this Section 4.6 shall not exceed the Holder’s proceeds from the offering of securities made in connection with such Registration.
               (c) Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 4.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 4.6, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 4.6, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 4.6.

               (d) Subsequent Transferees. The provisions of this Section 4.6 applicable to the Holder shall apply with equal force and effect to each subsequent transferee to whom any of the Registrable Securities are transferred with the consent of the Company.
     5. Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to or receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company.
     6. Compliance with Securities Act: Transferability of Warrant, Disposition of Shares of Common Stock.
          6.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that he will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
          6.2 Access to Information; Pre-Existing Relationship. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that it has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect its own interests in connection with the purchase of the Warrant Shares.
          6.3 Warrant Transferable. Subject to compliance with applicable federal and state securities laws under which this Warrant was issued, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company. As promptly as practicable but in any event within ten (10) business days of receipt of such properly endorsed Warrant, the Company shall issue, register and deliver to the Holder thereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being transferred. Holder shall pay Company’s reasonable costs incurred in effectuating such transfer.
          6.4 Disposition of Warrant Shares. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of the Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for the Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify the Holder that such Holder may sell or otherwise dispose of the Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 6.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, the Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act or pursuant to an effective registration statement, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 or the registration statement, as applicable, have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144 or an effective registration statement) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
          6.5 Register. This Warrant is, and any Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the “Warrant Register”). The Warrant Register shall set forth the number of the Warrant, the name and address of the Holder hereof and the original number of Warrant Shares purchasable upon the exercise hereof. The Warrant Register will be maintained by the Company and will be available for inspection by the Holder at the principal office of the Company or such other location as the Company may designate to the Holder in the manner set forth in Section 8. The Company shall be entitled to treat the Holder as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Warrant on the part of any other person.

     7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
     8. Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by overnight courier or shall be sent by certified mail, postage prepaid, as follows:

Holder:

with a copy to:

Company:	NGTV
9944 Santa Monica Boulevard
Beverly Hills, CA 90212
Attention: Jay Vir, Co-President
Fax: (310) 556-9024
     or such other address as either may from time to time provide to the other.
     9. Other Notices. If at any time:
               (a) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;
               (b) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; or
               (c) there shall be any public offering of Company securities;
          then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, (a) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or public offering, at least 10 days’ prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, or public offering, as the case may be.
     10. Governing Law; Waiver of Jury Trial.
          10.1 Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.
          10.2 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.
     11. Exchange of Warrant for Warrants.
          11.1 Lost Warrant. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of the Warrant, the Company will, at the Company’s expense, make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.
          11.2 Exchange. The Holder may exchange this Warrant at his option, upon presentation and surrender of this Warrant to Company, for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. A Warrant may be divided or combined with other Warrants that carry the same rights, upon presentation thereof at the principal office of the Company, together with written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder thereof. In order to effect an exchange permitted by this Section 11.2, the Holder shall deliver to the Company this Warrant accompanied by a written request signed by the Holder specifying the number and denominations of the Warrant or the Warrants to be issued in such exchange and the names in which the Warrant or Warrants are to be issued. As promptly as practicable but in any event within ten (10) business days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the Holder each Warrant to be issued in such exchange.
     12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Exercise is received by the Company.
     13. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.
     14. Representations and Warranties of Company. Company represents and warrants to the Holder as follows:
          14.1 Good Standing. Company is duly organized and validly exists as a corporation in good standing under the laws of the State of California.
          14.2 Authority; Enforceability. Company has all such corporate power and authority to enter into, deliver and perform this Warrant. All necessary corporate action has been duly and validly taken by Company to authorize the execution, delivery and performance of this Warrant by Company. This Warrant has been duly and validly authorized, executed and delivered by Company and constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
          14.3 Reservation of Warrant Shares. The Company now has and will at all times hereafter reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other shares of Common Stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The covenants that the Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.
          14.4 Filings. The Company shall have made all filings under applicable federal and state securities laws necessary to consummate the issuance of this Warrant pursuant to this Agreement in compliance with such laws, except for such filings as may be made properly after the Grant Date.
          14.5 Consents or Approvals. If there are parties to any stock purchase agreements whose consent or approval is required prior to the execution and delivery of this Warrant, the Company and any such parties shall have entered into an amendment to each such stock purchase agreement to provide for such consent and any required waivers, in such form and substance acceptable to the Holder, and such amendment shall be in full force and effect as of the date hereof. If there are parties to any investor’s rights agreements whose consent or approval is required prior to the execution and delivery of this Warrant, the Company and any such parties shall have entered into an amendment to each such investor’s rights agreement providing for such consent and any required waivers, in such form and substance acceptable to Holder, and such amendment shall be in full force and effect as of the date hereof.
          14.6 Capitalization. As of the date hereof, the authorized capital stock of the Company shall be as stated in the Company’s registration statement as filed with the Securities and Exchange Commission on April 12, 2006 (reg no. 333-131508) (“IPO Registration Statement”). As of the date hereof, except for the Warrant and except as set forth in the IPO Registration Statement, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights, warrants or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. The IPO Registration Statement truthfully and accurately sets forth all outstanding options and rights to acquire the Company’s capital stock. As of the date hereof, except as set forth in the IPO Registration Statement, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the date hereof, all of the outstanding shares of the Company’s capital stock shall be validly issued, fully paid and nonassessable.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the___th day of April, 2006.

COMPANY: NGTV
By:
	Name:	Jay Vir
	Title:	Co-President

FORM OF EXERCISE
(To be signed only upon exercise of Warrant)

To:	NGTV
9944 Santa Monica Boulevard
Beverly Hills, CA 90212
Attention: Co-President
     [1. The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of NGTV (the “Company”) and herewith makes payment of $                     therefor.]
     [1. The undersigned, the holder of the attached Common Stock Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase                                                     shares of Common Stock of NGTV (the “Company”) pursuant to a non-cash exercise of the Warrant as provided in Section 1.2 of the Warrant.]
     2. Check here if applicable: ___The undersigned confirms that this exercise is made in connection with the occurrence of a public offering, sale or merger of the Company, and the undersigned further elects to condition this exercise of the Warrant upon the consummation of said public offering, sale or merger of the Company. This exercise shall not be deemed to be effective until the consummation of such transaction. In the event that transaction is not consummated within 45 days of the targeted date of the transaction, the undersigned will advise Company whether or not this exercise should be deemed rescinded.
     The undersigned represents that he is acquiring such Common Stock for his own account for investment and not with a view to or for sale in connection with any distribution thereof.
DATED:

Name:

Title: